DRYDEN TOTAL RETURN BOND FUND, INC.
(formerly Prudential Total Return Bond Fund, Inc.)
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                February 23, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Dryden Total Return Bond Fund, Inc. (the ?Fund?)
         	(formerly Prudential Total Return Bond Fund, Inc.)
                  File No. 811-7215

Ladies and Gentlemen:

         Please find enclosed the following items:
(1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended December 31, 2003 and
(2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                Very truly yours,


                                     /s/Marguerite E.H. Morrison
                                        Marguerite E.H. Morrison
                                         Chief Legal Officer and
                                             Assistant Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 23rd day of February, 2004.



	DRYDEN TOTAL RETURN BOND FUND, INC.
	(formerly Prudential Total Return Bond Fund, Inc.)



Witness:/s/Marguerite E.H. Morrison	By:	/s/Grace C. Torres
            Marguerite E.H. Morrison		   Grace C. Torres
            Chief Legal Officer		   Treasurer and Principal
             and Assistant Secretary	  Financial and Accounting
         Officer